Filed Pursuant to Rule 433
                                                     Registration No. 333-121744

               -----------------------------------------------------------------
 BEAR                                                 STRUCTURED EQUITY PRODUCTS
STEARNS        -----------------------------------------------------------------




                                                                Indicative Terms



New Issue                                                       January 13, 2006
---------                                                       ----------------

                         The Bear Stearns Companies Inc.
                     Note linked to a Basket of Commodities


                               Due July [29], 2011

--------------------------------------------------------------------------------
                              Investment Highlights
--------------------------------------------------------------------------------

o     5.5 year term to maturity

o     Principal protected if held to maturity

o Issue is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody's / A by S&P)

o     Issue Price: 100.00% of the Principal Amount ($1,000)

o     Linked to Crude Oil, Natural Gas, Aluminum, Copper and Gold

o Depending upon the value of the Basket, potential [2.50% - 3.50%] semi-annual Coupons, [5.00% - 7.00%] annualized

o 100% participation in the percentage gain, if any, in the value of the Basket


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                            BEAR, STEARNS & CO. INC.
                           STRUCTURED EQUITY PRODUCTS
                                 (212) 272-6928

--------------------------------------------------------------------------------
                                TERMS OF OFFERING
--------------------------------------------------------------------------------

Issuer:                   The Bear Stearns Companies Inc. ("BSC")

Issuer's Rating:          A1 / A (Moody's / S&P)

CUSIP Number:             073928 N 41

Issue Price:              100.00% of principal (the "Principal Amount").

Agent's Discount          [ ]%

Denominations:            $1,000 per Note.

Selling Period Ends:      January [25], 2006

Settlement Date:          January [31], 2006

Calculation Date:         July [25], 2011

Maturity Date:            July [29], 2011 (for a term of approximately
                          5.5-years).

Interest Amount:          If, on any Semi-Annual Interest Observation Date, the
                          Basket Level is greater than the Initial Basket Level, the interest payment for that period will be [2.50% -
                          3.50%]. If the Basket Level is below the Initial
                          Basket Level, no interest will be paid for that period.

Cash Settlement Value:    Principal Amount + (100% x Basket Performance)

Basket Performance:       The greater of zero and the formula below:

              -                                                         -
             | (Basket Level on Calculation Date - Initial Basket Level) | 100% x | --------------------------------------------------------- |
             |                 Initial Basket Level                      |
              -                                                         -

Initial Basket Level:     100

Basket Level:             100 x the sum of [Component Weight x Commodity Level]

Component Weight:         20% for each Component

Commodity Level:           -                                    -
                          |     Individual Component Level       |
                          | ------------------------------------ |
                          |  Initial Individual Component Level  |
                           -                                    -

Individual Components:    Crude Oil, WTI:     CL1 (Comdty) on Bloomberg
                          Natural Gas:        NG1 (Comdty) on Bloomberg
                          Aluminum:           LOAHDY (Comdty) on Bloomberg
                          Copper:             LOCADY (Comdty) on Bloomberg
                          Gold:               GOLDLNPM (Comdty) on Bloomberg

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ADDITIONAL TERMS SPECIFIC TO THE NOTES
--------------------------------------------------------------------------------

You should read this document together with the Prospectus, as supplemented by the Prospectus Supplement, each dated February 2, 2005, and the more detailed information contained in the Pricing Supplement, dated January 11, 2006. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the Pricing Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Pricing Supplement, dated January 11, 2006, and the accompanying Prospectus and Prospectus Supplement, each dated February 2, 2005 may be accessed on the SEC Web site at www.sec.gov as follows:

o     http://www.sec.gov/Archives/edgar/data/777001/
      000104746906000332/a2166514z424b5.htm

--------------------------------------------------------------------------------
                              ILLUSTRATIVE EXAMPLES
--------------------------------------------------------------------------------

Illustrative Examples:

The following are illustrative examples demonstrating the hypothetical Cash Settlement Value of a Note based on the five assumptions listed below. Actual returns may be different.

Assumptions:

o Investor purchases $1,000 principal amount of Notes at the initial offering price of $1,000.

o     Investor does not sell the Notes and holds the Notes to maturity.

o     All returns are based on a 5.5-year term; pre-tax basis.

o No Market Disruption Events or Events of Default occur during the term of the Notes.

o     Contingent interest rate is [3.00]% per semi-annual period.

Example 1: The five Components underlying the Basket each increase significantly during the term of the Notes.

  Semi-Annual
    Interest        Basket Performance
  Observation       at the end of each    Coupon, if any,
    Date for              Period              per Note
-----------------------------------------------------------

   July 2006              15.00%                $30

  January 2007            17.50%                $30

   June 2007              18.50%                $30

  January 2008            24.70%                $30

   July 2008              36.50%                $30

  January 2009            47.00%                $30

   July 2009              49.00%                $30

  January 2010            55.00%                $30

   July 2010              62.00%                $30

  January 2011            67.00%                $30

   July 2011              69.00%                $30
-----------------------------------------------------------

Basket Performance        69.00%                $330

For each of the 11 periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $330 in interest payments over the term of the Notes. Additionally, because the Basket Performance is greater than or equal to zero, the Cash Settlement Value will equal:

  = Principal Amount of Notes + (Principal Amount of Notes x Basket Performance)

  = $1,000 + ($1,000 x 69%)

  = $1,000 + $690

  = $1,690

The total return on the Notes equals the Cash Settlement Value of $1,690 plus interest payments of $330 or $2,020.

Example 2: The five Components underlying the Basket each remain relatively the same during the term of the Notes.

  Semi-Annual       Basket Performance      Coupon, if
    Interest        at the end of each         any,
Observation Date          Period             per Note
----------------------------------------------------------

   July 2006              0.01%                 $30

  January 2007            0.01%                 $30

   June 2007              0.01%                 $30

  January 2008            0.01%                 $30

   July 2008              0.01%                 $30

  January 2009            0.01%                 $30

   July 2009              0.01%                 $30

  January 2010            0.01%                 $30

   July 2010              0.01%                 $30

  January 2011            0.01%                 $30

   July 2011              0.01%                 $30
----------------------------------------------------------

Basket Performance        0.01%                 $330

For each of the 11 periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $330 in interest payments over the term of the Notes. Additionally, because the Basket Performance is greater than or equal to zero, the Cash Settlement Value will equal:

  = Principal Amount of Notes + (Principal Amount of Notes x Basket Performance)

  = $1,000 + ($1,000 x .01%)

  = $1,000 + $0.10

  = $1,000.10

The total return on the Notes equals the Cash Settlement Value of $1,000.10 plus interest payments of $330 or $1,330.10.

Example 3: The five Components underlying the Basket each trade in a volatile and choppy manner and then decrease substantially during the last two years of the term of the Notes.

  Semi-Annual
    Interest        Basket Performance      Coupon, if
  Observation       at the end of each         any,
    Date for              Period             per Note
----------------------------------------------------------

   July 2006              36.00%                $30

  January 2007            45.00%                $30

   June 2007              16.00%                $30

  January 2008            25.00%                $30

   July 2008              5.00%                 $30

  January 2009            3.00%                 $30

   July 2009             -10.00%                $0

  January 2010           -12.00%                $0

   July 2010             -22.00%                $0

  January 2011           -40.00%                $0

   July 2011             -25.00%                $0
----------------------------------------------------------

Basket Performance       -25.00%                $180

For the first six periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $180 in interest payments over the term of the Notes. However, because the Basket Performance is less than zero, the Cash Settlement Value will equal $1,000. The total return on the Notes equals the Cash Settlement Value of $1,000 plus interest payments of $180 or $1,180.


--------------------------------------------------------------------------------
                               HISTORICAL ANALYSIS
--------------------------------------------------------------------------------

Below is a table illustrating, hypothetically, how the Note would have performed over the most recent 5.5-year period ending December 30, 2005. The table assumes a periodic contingent Coupon rate of 3.00% for each semi-annual period. The Note would have matured at 204.25%, or $2,042.50 per Note in addition to a total of 21% in aggregate coupon payments during the term of the Note. The total return was 125.25% or a CAGR of 15.91%. Please be aware that past performance is no indication of future performance.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Basket
 Observation Date  Crude Oil    Gold    Natural Gas     Aluminum       Copper        Basket Level      Performance     Coupon Paid
------------------ ---------- --------- ------------- ------------- ------------- ------------------- --------------- -------------
        6/30/2000    32.50     288.15      4.476        1,564.0       1,773.5           100.00
                                                                                                      --------------- -------------
       12/29/2000    26.80     274.45      9.775        1,560.0       1,808.5           119.56            19.56%          3.00%
        6/29/2001    26.25     270.60      3.096        1,437.0       1,550.5           84.63            -15.37%          0.00%
       12/31/2001    19.84     276.50      2.570        1,335.0       1,462.0           76.44            -23.56%          0.00%
        6/28/2002    26.86     318.50      3.245        1,364.5       1,654.0           89.24            -10.76%          0.00%
       12/31/2002    31.20     347.20      4.789        1,344.5       1,536.0           99.21             -0.79%          0.00%
        6/30/2003    30.19     346.00      5.411        1,389.0       1,644.0           103.07            3.07%           3.00%
       12/31/2003    32.52     416.25      6.189        1,592.5       2,321.0           123.10            23.10%          3.00%
        6/30/2004    37.05     395.80      6.155        1,698.5       2,664.5           129.54            29.54%          3.00%
       12/31/2004    43.45     435.60      6.149        1,964.0       3,279.5           146.55            46.55%          3.00%
        6/30/2005    56.50     437.10      6.981        1,716.0       3,597.0           158.81            58.81%          3.00%
       12/30/2005    61.04     513.00      11.225       2,285.0       4,584.5           204.25           104.25%          3.00%
------------------ ---------- --------- ------------- ------------- --------------------------------- --------------- -------------
                                                                          Value of Note at Maturity:     204.25%
                                                                    --------------------------------- --------------- -------------
                                                                              Total of Coupons Paid:                     21.00%
                                                                    --------------------------------- -----------------------------
                                                                               Total Return of Note:             125.25%
-----------------------------------------------------------------------------------------------------------------------------------

The table below depicts historical returns on the Basket that were less robust. For the 5.5 year period ending May 31, 2002, the Note would have matured at 100.00%, or $1,000 per Note in addition to one coupon payment of 3% during the term of the Note. The total return was 103.00% or a CAGR of 0.54%. Please be aware that past performance is no indication of future performance.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Basket
 Observation Date   Crude Oil    Gold     Natural Gas     Aluminum      Copper        Basket Level      Performance    Coupon Paid
------------------- ---------- ---------- ------------- ------------- ------------ ------------------- --------------- ------------
        11/29/1996    23.75     371.30       3.497        1,514.5       2,497.0          100.00
                                                                                                       --------------- ------------
         5/30/1997    20.88     345.60       2.239        1,603.0       2,605.0          91.04             -8.96%         0.00%
        11/28/1997    19.15     296.80       2.578        1,583.5       1,861.0          82.67            -17.33%         0.00%
         5/29/1998    15.20     293.60       2.170        1,342.0       1,685.0          72.24            -27.76%         0.00%
        11/30/1998    11.22     294.70       1.976        1,298.5       1,557.5          66.25            -33.75%         0.00%
         5/31/1999    16.84     268.60       2.358        1,239.0       1,357.0          69.37            -30.63%         0.00%
        11/30/1999    24.59     291.35       2.304        1,515.5       1,744.5          83.56            -16.44%         0.00%
         5/31/2000    29.01     272.25       4.356        1,440.0       1,735.5          96.92             -3.08%         0.00%
        11/30/2000    33.82     269.10       6.589        1,498.0       1,814.5          114.97            14.97%         3.00%
         5/31/2001    28.37     267.50       3.914        1,499.5       1,666.0          93.83             -6.17%         0.00%
        11/30/2001    19.44     275.50       2.701        1,430.0       1,532.0          77.81            -22.19%         0.00%
         5/31/2002    25.31     326.60       3.217        1,371.5       1,629.0          88.46            -11.54%         0.00%
----------------- ------------ ---------- ------------- ------------- -------------------------------- --------------- ------------
                                                                           Value of Note at Maturity:     100.00%
                                                                      -------------------------------- --------------- ------------
                                                                               Total of Coupons Paid:                     3.00%
                                                                      -------------------------------- ----------------------------
                                                                                Total Return of Note:             3.00%
-----------------------------------------------------------------------------------------------------------------------------------

The Chart below tracks the performance of each Component in the Basket and the Basket itself since January 31, 1995 through December 30, 2005.

              [The following data is represented by a single graph
               containing 6 line charts in the printed material.]

Date        Crude Oil       Gold  Natural Gas   Aluminum    Copper      Basket
-------------------------------------------------------------------------------
 1/31/1995    100.000    100.000      100.000    100.000   100.000     100.000
 2/28/1995    100.544    100.400      109.527     84.579    95.447      98.099
 3/31/1995    104.241    104.561      124.446     88.553    99.600     104.280
 4/28/1995    110.821    103.961      122.747     87.890    94.430     103.970
 5/31/1995    102.719    102.507      126.883     85.525    95.097     102.546
 6/30/1995     94.617    103.241      112.999     85.241   103.169      99.853
 7/31/1995     95.487    102.254      119.202     88.505   100.233     101.136
 8/31/1995     97.009    101.987      129.099     85.123    98.399     102.323
 9/29/1995     95.378    102.427      129.247     83.113    98.199     101.673
10/31/1995     95.922    102.067      137.814     77.767    94.463     101.607
11/30/1995     98.858    103.441      149.040     77.980    97.398     105.343
12/29/1995    106.308    103.228      193.427     79.234    93.296     115.098
 1/31/1996     96.465    108.176      196.307     73.936    85.757     112.128
 2/29/1996    106.253    106.868      165.140     74.314    84.456     107.407
 3/29/1996    116.748    105.722      172.526     77.342    84.973     111.462
 4/30/1996    115.280    104.374      164.254     75.922    90.260     110.018
 5/31/1996    107.450    104.174      177.696     73.723    84.857     109.580
 6/28/1996    113.757    101.894      214.993     69.584    65.377     113.121
 7/31/1996    111.039    102.774      159.749     70.766    68.012     102.468
 8/30/1996    120.990    103.081      137.297     69.253    67.712      99.666
 9/30/1996    132.572    101.094      163.516     64.096    64.643     105.184
10/31/1996    126.971    101.227      201.477     66.982    66.995     112.730
11/29/1996    129.146     99.040      258.272     71.641    83.289     128.278
12/31/1996    140.946     98.493      203.619     71.689    73.966     117.743
 1/31/1997    131.321     92.158      176.145     75.284    79.520     110.886
 2/28/1997    110.386     95.652      134.490     76.845    80.854      99.645
 3/31/1997    110.984     92.865      142.245     75.993    80.454     100.508
 4/30/1997    109.897     90.731      161.300     76.183    80.520     103.726
 5/30/1997    113.540     92.185      165.362     75.828    86.891     106.761
 6/30/1997    107.667     89.237      157.976     73.841    86.241     102.993
 7/31/1997    109.516     87.050      160.783     79.494    77.718     102.912
 8/29/1997    106.634     86.783      200.443     76.112    71.714     108.337
 9/30/1997    115.171     88.584      227.622     77.247    71.648     116.054
10/31/1997    114.628     83.062      262.334     75.875    66.644     120.509
11/28/1997    104.133     79.168      190.399     74.905    62.075     102.136
12/31/1997     95.922     77.407      167.208     72.635    57.505      94.135
 1/30/1998     93.583     81.315      166.691     71.665    58.039      94.259
 2/27/1998     83.959     79.328      171.418     68.212    56.037      91.791
 3/31/1998     84.883     80.288      186.263     67.313    58.205      95.391
 4/30/1998     83.687     82.875      164.032     67.502    61.791      91.978
 5/29/1998     82.654     78.314      160.266     63.482    56.204      88.184
 6/30/1998     77.107     79.034      182.349     60.785    54.003      90.656
 7/31/1998     77.270     77.047      136.189     63.221    56.604      82.066
 8/31/1998     72.539     72.926      129.394     63.198    55.270      78.666
 9/30/1998     87.765     78.381      179.690     62.252    54.520      92.521
10/30/1998     78.412     77.967      168.021     61.235    52.168      87.561
11/30/1998     61.011     78.608      145.938     61.424    51.951      79.786
12/31/1998     65.525     76.767      143.648     58.562    48.566      78.614
 1/29/1999     69.331     76.127      131.241     56.481    46.664      75.969
 2/26/1999     66.721     76.567      120.236     55.724    46.047      73.059
 3/31/1999     91.136     74.540      148.671     57.261    45.747      83.471
 4/30/1999    101.468     76.447      166.396     63.813    52.302      92.085
 5/31/1999     91.572     71.646      174.151     58.609    45.264      88.248
 6/30/1999    104.894     69.619      176.809     64.688    51.234      93.449
 7/30/1999    111.637     68.178      187.814     65.397    53.336      97.272
 8/31/1999    120.228     67.965      208.641     68.709    55.103     104.129
 9/30/1999    133.279     79.755      202.659     70.009    58.639     108.868
10/29/1999    118.271     79.781      218.685     69.749    58.439     108.985
11/30/1999    133.714     77.714      170.162     71.689    58.189     102.294
12/31/1999    139.206     77.421      172.009     77.129    61.574     105.468
 1/31/2000    150.299     75.567      196.603     81.126    60.440     112.807
 2/29/2000    165.470     78.328      203.914     75.520    57.572     116.161
 3/31/2000    146.275     73.820      217.504     72.044    57.655     113.459
 4/28/2000    139.967     73.366      231.979     68.827    57.205     114.269
 5/31/2000    157.749     72.619      321.713     68.117    57.889     135.617
 6/30/2000    176.726     76.860      330.576     73.983    59.156     143.460
 7/31/2000    149.157     73.820      278.730     72.990    61.691     127.277
 8/31/2000    180.098     73.886      353.176     74.645    63.376     149.036
 9/29/2000    167.700     72.993      383.013     74.693    65.977     152.875
10/31/2000    177.814     70.552      331.610     69.489    61.341     142.161
11/30/2000    183.904     71.779      486.632     70.861    60.524     174.740
12/29/2000    145.731     73.206      721.935     73.794    60.324     214.998
 1/31/2001    155.846     70.552      421.492     82.167    60.223     158.056
 2/28/2001    148.940     71.139      386.706     73.463    57.972     147.644
 3/30/2001    142.958     68.738      371.123     69.489    55.570     141.576
 4/30/2001    154.758     70.192      346.750     72.777    55.370     139.969
 5/31/2001    154.269     71.352      289.069     70.932    55.570     128.239
 6/29/2001    142.741     72.179      228.656     67.975    51.718     112.654
 7/31/2001    143.284     70.926      243.427     65.184    48.999     114.364
 8/31/2001    147.906     72.819      175.775     65.137    49.199     102.168
 9/28/2001    127.406     78.181      165.731     62.417    47.498      96.247
10/31/2001    115.171     74.353      243.058     59.934    45.380     107.579
11/30/2001    105.710     73.486      199.483     67.644    51.101      99.485
12/31/2001    107.885     73.753      189.808     63.150    48.766      96.672
 1/31/2002    105.927     75.300      157.903     64.096    50.534      90.752
 2/28/2002    118.216     79.181      174.077     65.894    51.334      97.741
 3/29/2002    143.067     80.395      242.467     65.563    54.136     117.125
 4/30/2002    148.396     82.209      280.281     65.066    53.319     125.854
 5/31/2002    137.629     87.117      237.592     64.877    54.336     116.310
 6/28/2002    146.058     84.956      239.660     64.546    55.170     118.078
 7/31/2002    146.928     81.262      218.168     61.968    50.384     111.742
 8/30/2002    157.586     83.436      243.427     61.187    50.033     119.134
 9/30/2002    165.579     86.343      305.613     60.572    47.849     133.191
10/31/2002    148.015     84.529      306.942     63.269    51.234     130.798
11/29/2002    146.221     85.103      310.192     65.184    54.236     132.187
12/31/2002    169.657     92.611      353.693     63.600    51.234     146.159
 1/31/2003    182.219     98.026      413.959     67.502    57.155     163.772
 2/28/2003    199.021     92.678      598.301     69.016    57.238     203.251
 3/31/2003    168.787     89.317      373.708     63.860    52.952     149.725
 4/30/2003    140.294     89.824      397.710     64.167    53.502     149.100
 5/30/2003    160.740     96.399      461.669     67.408    56.137     168.471
 6/30/2003    164.165     92.291      399.631     65.705    54.837     155.326
 7/31/2003    166.069     94.625      348.449     69.536    59.006     147.537
 8/29/2003    171.669    100.187      349.409     67.739    58.239     149.449
 9/30/2003    158.782    103.494      356.721     66.580    59.840     149.083
10/31/2003    158.293    103.027      361.374     71.902    68.612     152.642
11/28/2003    165.362    106.255      363.737     72.517    69.163     155.407
12/31/2003    176.835    111.030      457.090     75.331    77.418     179.541
 1/30/2004    179.717    106.628      398.597     77.271    83.022     169.047
 2/27/2004    196.629    105.588      400.000     80.511    99.633     176.472
 3/31/2004    194.454    113.017      438.183     79.872   102.318     185.569
 4/30/2004    203.263    103.628      432.939     78.217    91.795     181.968
 5/31/2004    216.857    104.895      475.775     78.548    94.413     194.098
 6/30/2004    201.468    105.575      454.579     80.345    88.876     186.169
 7/30/2004    238.173    104.401      451.403     79.801    96.731     194.102
 8/31/2004    229.038    108.629      374.742     79.872    94.963     177.449
 9/30/2004    269.929    110.870      501.846     86.235   104.736     214.723
10/29/2004    281.457    113.510      644.387     87.039    98.432     244.965
11/30/2004    267.156    120.939      562.777     87.677   108.806     229.471
12/31/2004    236.270    116.191      454.136     92.904   109.390     201.778
 1/31/2005    262.099    112.603      466.839     88.269   109.256     207.813
 2/28/2005    281.403    116.151      497.046     91.509   113.576     219.937
 3/31/2005    301.251    114.030      565.214     93.330   113.676     237.500
 4/29/2005    270.364    116.218      486.337     85.454   111.691     214.013
 5/31/2005    282.599    110.549      471.123     81.197   107.205     210.535
 6/30/2005    307.232    116.591      515.583     81.173   119.980     228.112
 7/29/2005    329.364    114.431      582.349     87.110   125.917     247.834
 8/31/2005    374.878    115.564      847.267     87.938   130.587     311.247
 9/30/2005    360.196    126.234    1,028.139     87.843   131.721     346.826
10/31/2005    324.959    125.567      901.403     94.229   136.458     316.523
11/30/2005    311.691    132.209      929.616    102.152   146.915     324.517
12/30/2005    331.920    136.836      829.025    108.089   152.919     311.758

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                          SELECTED RISK CONSIDERATIONS
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o     Suitability of Note for Investment - A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of investment objectives and the information set out in the Pricing Supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

o Principal Protected only if held to Maturity - If you sell the Note in the secondary market (see Secondary Market below) prior to Maturity, you may receive less, and possibly significantly less, than the amount you originally invested.

o You May Not Receive Any Interest Payments - During the term of the Notes, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, you will not receive any interest for the immediately preceding six-month period.

o Secondary Market - Because the Notes will not be listed on any Securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for the Notes on request. However, there can be no guarantee that bids for outstanding Notes will be made in the future; nor can the prices of those bids be predicted.

o Value at Maturity May Be Limited to the Principal Amount of the Note - The Basket Performance at maturity may be negative, in which case the amount you will receive at maturity will be limited to the amount you invested in the Notes, even if the value of the Basket has increased at certain times during the term of the Note before falling on the Calculation Date.

o Discontinuation of Component - If the relevant exchange for a Component or successor Component ceases or otherwise fails to publish the prices for such Component or discontinues trading in such Component, or some other extraordinary circumstance occurs, Bear, Stearns & Co. Inc., as Calculation Agent, will determine the Individual Component Level for such Component and may in its sole discretion accelerate the Maturity Date of the Notes, which may adversely affect the trading value of the Notes. The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations.

o Taxes - For U.S. federal income tax purposes, the Issuer intends to treat the Notes as contingent payment debt instruments. As a result, U.S. Holders of the Notes will be required to include original issue discount in income during their ownership of the Notes even though no cash payments may be made with respect to the Notes until maturity. Additionally, U.S. Holders of Notes will generally be required to recognize ordinary interest income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes.

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                                     - 7 -